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                                                                      EXHIBIT 11

                         TRO LEARNING, INC. AND SUBSIDIARIES
                        COMPUTATION OF INCOME (LOSS) PER SHARE
                         AND EQUIVALENT SHARE OF COMMON STOCK

                   (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                                              THREE MONTHS                  NINE MONTHS
                                                                             ENDED JULY 31,                ENDED JULY 31,
                                                                       -------------------------     -------------------------
                                                                           1997          1996           1997           1996
                                                                       ----------      ---------     ----------     ----------

AVERAGE SHARES OUTSTANDING:

1.   Weighted average number of shares of common stock
          outstanding during the period. . . . . . . . . . . . .          6,229          6,138          6,212          6,106

2.   Net additional shares assuming stock options exercised.                ---            575            ---            ---
                                                                       ----------      ---------     ----------     ----------

3.   Weighted average number of shares and equivalent
        shares of common stock outstanding during the period              6,229          6,713          6,212          6,106
                                                                       ----------      ---------     ----------     ----------
                                                                       ----------      ---------     ----------     ----------

INCOME (LOSS):

4.   Net income (loss) . . . . . . . . . . . . . . . . . . . . .       $ (1,080)       $   725       $ (5,676)      $ (1,312)
                                                                       ----------      ---------     ----------     ----------
                                                                       ----------      ---------     ----------     ----------

PER SHARE AMOUNTS:

Net income (loss) (line 4/line 3). . . . . . . . . . . . . . . .       $  (0.17)       $  0.11       $  (0.91)      $  (0.21)
                                                                       ----------      ---------     ----------     ----------
                                                                       ----------      ---------     ----------     ----------

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